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                                  NORTH VALLEY
                                     BANCORP

North Valley Bancorp Reports Full Year Net Income of $1.13 per Share and Fourth Quarter Net Income of $0.28 per Share

January 21, 2004 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $679 million in assets, today reported results for the year ending December 31, 2003. North Valley Bancorp ("the Company") is the parent company for North Valley Bank ("NVB") and Six Rivers Bank ("SRB"). (All share and earnings per share figures have been adjusted to reflect the 3-for-2 stock split payable on May 15, 2003 to shareholders of record on April 15, 2003.) As of the close of business on December 31, 2003, SRB was merged with and into NVB with NVB as the surviving institution. Former branches of SRB continue to operate as Six Rivers Bank, a division of North Valley Bank.

         The Company reported net income for the year ended December 31, 2003 of $7,971,000 or $1.13 per diluted share compared to $8,064,000 or $1.11 per diluted share for 2002. This represents a decrease in net income of $93,000 or 1.2% and an increase in diluted earnings per share of 1.8%. The small decrease in net income was due to a decrease in net interest income of $1,537,000, an increase in noninterest expense of $2,534,000, partially offset by an increase in noninterest income of $1,952,000 and no provision for loan losses in 2003 compared to $1,795,000 in 2002.

Quarterly Results

         The Company reported net income of $1,921,000 or $0.28 per diluted share for the fourth quarter of 2003 compared to $2,282,000 or $0.32 per diluted share for the same period in 2002. Primary factors in this variance were a decrease in net interest income from $7,392,000 for the fourth quarter of 2002 to $6,824,000 for the comparable period in 2003 as well as an increase in noninterest expense of $246,000 compared to the fourth quarter of 2002. During the fourth quarter of 2003, the Company also sold $2.2 million in SBA loans for a gain of $128,000 and $2.0 million in credit card receivables which resulted in a gain of $253,000. The sale of the Company's credit card portfolio was due to the relative lack of earnings contributions made by the credit card receivables after taking into account overhead associated with operating such a program. The Company will continue to offer its own branded credit cards but will do so using a third-party relationship for processing.

Results for 2003

         Net interest income, which represents the Company's largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, decreased $1,537,000 or 5.3% for the year ended December 31, 2003 compared to 2002. This was due to a decrease in interest income of $3,802,000 partially offset by a decrease in interest expense of $2,265,000. The decrease in interest income was primarily due to total average loans decreasing from $424,272,000 in 2002 to $399,217,000 for 2003 and average fed funds increasing from $22,504,000 in 2002 to $55,817,000 in 2003. This change in earning asset mix was a planned strategy to position the Company for future interest rate changes, primarily positioning the Company to maintain a consistent earnings stream in the future irrespective of changes in interest rates. (See paragraph below.) Interest expense decreased in 2003 primarily due to a decrease in average rates paid on deposits which was partially offset by an increase in total average deposits of $54,421,000 or 10.3%. The Company's cost of funds (including DDA deposits) decreased from 1.73% in 2002 to 1.21% in 2003. The Company's net interest margin on a fully taxable-equivalent basis fell to 4.74% for 2003 compared to 5.39% for 2002.

         As discussed in previous earnings releases, the Company began in 2002 to employ a strategy of selling all fixed rate, conforming mortgage production into the secondary market. Historically, the Company held all mortgage loans originated and this contributed to the Company's overall loan growth. In addition, the Company began a slow and strategic exit from its dealer finance program early in 2003 due to increased competition and overhead associated with this operation. Both of these strategic decisions have significantly contributed to the reduction in total loans and have reduced interest income during 2003. While this reduction in interest income has been partially offset by gains on mortgage loan sales, overall net income is lower in the current period as a result. Beginning in October of 2003, the Company reverted back to holding all

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mortgages in the portfolio due to the stabilization of mortgage rates and to maintain a healthy mix in the loan portfolio.

         Noninterest income increased to $11,265,000 for the year ended December 31, 2003 compared to $9,313,000 for 2002. This represents an increase of $1,952,000 or 21.0% and was primarily driven by gains on sales of loans of $1,917,000 for 2003 compared to $456,000 for 2002, an increase of $1,461,000.
Service charges on deposits and other fees and charges for 2003 were relatively flat compared to 2002. Earnings on the cash surrender value of life insurance policies increased from $1,085,000 in 2002 to $1,342,000 in 2003, an increase of $257,000 or 23.7%. Other income increased from $760,000 for 2002 to $941,000 for 2003 due mainly to an increase in recoveries on previous overdraft losses.

         Noninterest expense totaled $27,262,000 for the year ended December 31, 2003 compared to $24,728,000 for 2002 which is an increase of $2,534,000 or 10.2%. Salaries and benefits increased by $1,024,000 or 8.2% and was due primarily to organic growth within the Company and normal salary merit increases. Equipment expense increased from $1,873,000 in 2002 to $2,614,000 in 2003 primarily due to the Company's new core operating system which was purchased and placed into service in the fourth quarter of 2002. On a linked-quarter basis, total noninterest expense decreased from $6,899,000 for the third quarter of 2003 to $6,718,000 for the fourth quarter of 2003, a decrease of $181,000.

Credit Quality

         Nonperforming loans (defined here as non-accrual loans and loans 90 days or more past due and still accruing interest) decreased to $3,010,000, or 0.79% of total loans at December 31, 2003, down from $3,311,000 or 0.89% of total loans at September 30, 2003, and up from $2,316,000, or 0.52% of total loans at December 31, 2002. For the period ended December 31, 2003, $2,517,000 of nonperforming loans were secured by first deeds of trust on real property and $1,072,000 represented the guaranteed portion of SBA non-performing loans. The allowance for loan losses at December 31, 2003 was $6,493,000 or 1.71% of total loans compared to $6,723,000 or 1.51% of total loans at December 31, 2002. No provision was made to the allowance for loan loss during 2003 due to only $230,000 in net charge-offs and a $65 million reduction in total gross loans since December 31, 2002 most of which was due to the sale of mortgage loans. The ratio of net charge-offs to average loans outstanding for 2003 was 0.06% compared to 0.20% for the year ended December 31, 2002. The allowance for loan losses as a percentage of nonperforming loans was 215.71% as of December 31, 2003 compared to 290.28% as of December 31, 2002. Nonperforming loans net of the SBA Guaranteed portion of those loans as of December 31, 2003 totaled $1,938,000 and represented 0.51% of total loans.

         "We are pleased with the results of 2003. Our accomplishments were many under extremely challenging circumstances given a rate environment that most bankers have never experienced before.

o We completed the conversion onto our new core operating system, thereby, providing essential support for future growth.
o        Increased average deposits by 10.3%.
o        Lowered cost of funds from 1.73% to 1.21% at December 31, 2003.
o Generated record loan production of $284 million comprised of 50% Commercial & Commercial R/E, 30% Residential Real Estate and 12% Consumer.
o        Exited less profitable business lines.
o Six Rivers Bank is now a division of North Valley Bank effective December 31, 2003.
o Acquired a site and are in the permit stage for a new branch in Woodland, California.

         These successes will position the company well for future success. The expansion into Woodland provides us lending opportunities in the Greater Sacramento region, one of the fastest growing markets in the state," stated Mr. Cushman, President & CEO.

         North Valley Bancorp is a bank holding company headquartered in Redding, California. North Valley Bank operates thirteen commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center. Six Rivers Bank, a division of NVB, operates seven commercial banking offices in Humboldt, Del Norte, and Mendocino Counties. North Valley Bancorp, through its subsidiary

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bank, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, North Valley Bank engages in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. NVB has SBA Preferred Lender status and provides investment services to its customers through an affiliated relationship.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:

Michael J. Cushman                     or    Edward J. Czajka
President & Chief Executive Officer          Executive Vice President &
(530) 226-2900  Fax: (530) 221-4877          Chief Financial Officer

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

                       North Valley Bancorp & Subsidiaries
                              Statements of Income
            Dollars in thousands except per share amounts (unaudited)
                         For the year ended December 31,

                                                     2003           2002         $ Change       % Change
                                                 ------------   ------------   ------------   ------------
Interest Income:
  Loans and leases including fees                $     28,595   $     32,738   $     (4,143)         -12.7%
 Investment Securities
   Taxable                                              4,627          4,292            335            7.8%
   Non-taxable                                          1,282          1,526           (244)         -16.0%
 Federal funds sold                                       596            346            250           72.3%
                                                 ------------   ------------   ------------   ------------
Total interest income                                  35,100         38,902         (3,802)          -9.8%
 Interest Expense
 Deposits                                               5,553          7,837         (2,284)         -29.1%
 Other borrowings                                         668            927           (259)         -27.9%
Trust preferred securities                              1,306          1,028            278           27.0%
                                                 ------------   ------------   ------------   ------------
Total Interest Expense                                  7,527          9,792         (2,265)         -23.1%

Net Interest Income:                                   27,573         29,110         (1,537)          -5.3%

Provision for Loan and Lease Losses                        --          1,795         (1,795)        -100.0%
Net Interest Income after Provision for
 Loan and Lease Losses                                 27,573         27,315            258            0.9%

Noninterest Income:
 Service charges on deposit accounts                    4,768          4,726             42            0.9%
 Other fees and charges                                 2,084          2,065             19            0.9%
 Earnings on cash surrender value of life
  insurance policies                                    1,342          1,085            257           23.7%
 Gain on sale of loans                                  1,917            456          1,461          320.4%
 Gains on sale of securities                              213            221             (8)          -3.6%
 Other                                                    941            760            181           23.8%
                                                 ------------   ------------   ------------   ------------
Total noninterest income                               11,265          9,313          1,952           21.0%

Noninterest Expense:
 Salaries and employee benefits                        13,504         12,480          1,024            8.2%
 Occupancy expense                                      1,720          1,554            166           10.7%
 Furniture and equipment expense                        2,614          1,873            741           39.6%
 Other                                                  9,424          8,821            603            6.8%
                                                 ------------   ------------   ------------   ------------
Total noninterest expense                              27,262         24,728          2,534           10.2%

Income before Provision for Income Taxes               11,576         11,900           (324)          -2.7%

Provision for Income Taxes                              3,605          3,836           (231)          -6.0%

Net Income                                              7,971          8,064            (93)          -1.2%

Net Income per share:
 Basic                                           $       1.19   $       1.15   $       0.04            3.5%
 Diluted                                         $       1.13   $       1.11   $       0.02            1.8%

Weighted Average Shares *
Basic                                               6,715,043      7,040,532
Diluted                                             7,079,163      7,245,390
 * Adjusted for 3 for 2 Stock Split

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

                       North Valley Bancorp & Subsidiaries
                              Statements of Income
            Dollars in thousands except per share amounts (unaudited)
                        For the quarter ended December 31

                                                     2003           2002         $ Change       % Change
                                                 ------------   ------------   ------------   ------------
Interest Income:
  Loans and leases including fees                $      6,576   $      8,338   $     (1,762)         -21.1%
 Investment Securities
   Taxable                                              1,485            952            533           56.0%
   Non-taxable                                            307            292             15            5.1%
 Federal funds sold                                       138             81             57           70.4%
                                                 ------------   ------------   ------------   ------------
Total interest income                                   8,506          9,663         (1,157)         -12.0%
Interest Expense
 Deposits                                               1,247          1,758           (511)         -29.1%
 Other borrowings                                          82            257           (175)         -68.1%
 Trust preferred securities                               353            256             97           37.9%
                                                 ------------   ------------   ------------   ------------
Total Interest Expense                                  1,682          2,271           (589)         -25.9%

Net Interest Income:                                    6,824          7,392           (568)          -7.7%

Provision for Loan and Lease Losses                        --            420           (420)        -100.0%
Net Interest Income after Provision for
 Loan and Lease Losses                                  6,824          6,972           (148)          -2.1%

Noninterest Income:
 Service charges on deposit accounts                    1,193          1,221            (28)          -2.3%
 Other fees and charges                                   493            458             35            7.6%
 Earnings on cash surrender value of life
  insurance policies                                      332            339             (7)          -2.1%
 Gain on sale of loans                                    475            254            221           87.0%
 Gains on sale of securities                               12            194           (182)         -93.8%
 Other                                                    219            198             21           10.6%
                                                 ------------   ------------   ------------   ------------
Total noninterest income                                2,724          2,664             60            2.3%

Noninterest Expense:
 Salaries and employee benefits                         3,382          3,191            191            6.0%
 Occupancy expense                                        417            412              5            1.2%
 Furniture and equipment expense                          660            543            117           21.5%
 Other                                                  2,259          2,326            (67)          -2.9%
                                                 ------------   ------------   ------------   ------------
Total noninterest expense                               6,718          6,472            246            3.8%

Income before Provision for Income Taxes                2,830          3,164           (334)         -10.6%

Provision for Income Taxes                                909            882             27            3.1%

Net Income                                              1,921          2,282           (361)         -15.8%

Net Income per share:
 Basic                                           $       0.29   $       0.33   $      (0.04)          12.1%
 Diluted                                         $       0.28   $       0.32   $      (0.04)         -12.5%

Weighted Average Shares *
Basic                                               6,519,587      6,985,929
Diluted                                             6,900,385      7,212,947
* Adjusted for 3 for 2 Stock Split

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

                      North Valley Bancorp and subsidiaries
                  (dollars in thousands except per share data)
                                   (unaudited)

ASSETS                                                         31-Dec-03     31-Dec-02     $ Change      % Change
                                                              ----------    ----------    ----------    ----------
Cash and due from banks                                       $   28,038    $   33,900    ($   5,862)        -17.3%
Federal funds sold                                                31,510        21,400        10,110          47.2%
Cash held in other financial institutions                             99           517          (418)        -80.9%

Securities:
 Available for sale, at fair value                               191,045       110,475        80,570          73.0%
 Held to maturity, at amortized cost                               1,455         1,455            --           0.0%
 FHLB & FRB Stock                                                  2,806         3,258          (452)        -13.9%
Loans and leases net of allowance
 for loan and lease losses and deferred loan fees                372,660       437,843       (65,183)        -14.9%
Premises and equipment, net of accumulated
 depreciation and amortization                                    12,852        13,156          (304)         -2.3%
Other real estate owned                                               --            55           (55)       -100.0%
Goodwill and core deposit intangibles, net                         2,272         2,772          (500)        -18.0%
Accrued interest receivable & other assets                        35,872        30,939         4,933          15.9%
                                                              ----------    ----------    ----------    ----------
TOTAL ASSETS                                                     678,609       655,770        22,839           3.5%

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Deposits:
 Noninterest-bearing demand deposits                             118,678       108,140        10,538           9.7%
 Interest-bearing demand                                         159,123       142,432        16,691          11.7%
 Savings                                                         157,106       132,373        24,733          18.7%
 Time certificates                                               163,407       172,108        (8,701)         -5.1%
                                                              ----------    ----------    ----------    ----------
Total deposits                                                   598,314       555,053        43,261           7.8%
Fed funds purchased and other borrowings                           9,459        32,888       (23,429)        -71.2%
Accrued interest and other liabilities                             8,783         7,800           983          12.6%
Company obligated manditorily redeemable cumulative
 trust preferred securities of subsidiary grantor trust           16,000        10,000         6,000          60.0%
                                                              ----------    ----------    ----------    ----------
Total liabilities                                                632,556       605,741        26,815           4.4%

STOCKHOLDERS' EQUITY:
Preferred stock, no par value: authorized 5,000,000 shares:
 none outstanding
Common stock, no par value:  authorized 20,000,000
 shares, outstanding  6,488,073 and 6,951,142 at
 December 31, 2003 and December 31, 2002                          23,407        25,112        (1,705)         -6.8%
Retained Earnings                                                 22,794        23,260          (466)         -2.0%
Accumulated other comprehensive (loss) income, net of tax           (148)        1,657        (1,805)       -108.9%
                                                              ----------    ----------    ----------    ----------
Total stockholders' equity                                        46,053        50,029        (3,976)         -7.9%

Total Liabilities & Shareholders' Equity                         678,609       655,770        22,839           3.5%

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

                      North Valley Bancorp and subsidiaries
                  (dollars in thousands except per share data)
                                   (unaudited)

Financial Ratios
                                                            For the Year ended December 31,
                                                          2003                          2002
                                                      ------------                  ------------
Return on average assets                                      1.19%                         1.30%
Return on average equity                                     16.66%                        17.31%
Efficiency ratio                                             70.19%                        64.36%
Net interest margin (Taxable-equivalent)                      4.74%                         5.39%
Average equity to average assets                              7.12%                         7.51%

Allowance for Loan and Lease Losses

Balance beginning of year                             $      6,723                  $      5,786
Provision for loan losses                                       --                         1,795
Net charge-offs                                                230                           858

Balance end of period                                 $      6,493                  $      6,723


Non-Performing Assets:
                                                      December 31,                  December 31,
                                                          2003                          2002
                                                      ------------                  ------------
Total nonaccrual loans                                $      1,615                  $      1,452
Loans 90 days past due and still accruing                    1,395                           864

Total nonperforming loans                             $      3,010                  $      2,316
Other real estate owned                                          0                            55

Total nonperforming assets                            $      3,010                  $      2,371

Nonaccrual loans to total gross loans                         0.43%                         0.33%
Nonperforming loans to total gross loans                      0.79%                         0.52%
Total nonperforming assets to total assets                    0.44%                         0.36%

Allowance for loan losses to nonperforming loans            215.71%                       290.28%
Allowance for loan losses to total gross loans                1.71%                         1.51%
Allowance for loan losses to nonperforming assets           215.71%                       283.55%


Total Gross Loans                                          379,153                       444,566
Total Assets                                               678,609                       655,770
Average Loans Outstanding                                  399,217                       424,272
Average Assets                                             671,356                       619,911
Average Equity                                              47,831                        46,579

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